Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AVEO PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 2015, AT 5 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
3444819 8100	AUTHENTICATION: 2419589
150805039	DATE: 05-29-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:03 PM 05/28/2015 FILED 01:50 PM 05/28/2015 SRV 150805039 – 3444819 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

Aveo Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Aveo Pharmaceuticals, Inc.

2.	Article 4 of the Restated Certificate of Incorporation of the Corporation, is hereby amended by replacing the first paragraph thereof with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

3.	This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Time on May 28, 2015.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 28th day of May, 2015.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Michael Bailey
Name:	Michael Bailey
Title:	President and Chief Executive Officer